NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

REPLACEMENT CONVERTIBLE PROMISSORY NOTE

ORIGINALLY DATED OCTOBER 11, 2012

This REPLACEMENT CONVERTIBLE PROMISSORY NOTE DATED OCTOBER 11, 2012 (the “Replacement NOTE”), is issued to Darling Capital, LLC (hereinafter referred to as the “Holder”) by SYLIOS CORP, a Florida corporation (“UNGS” or the “Company”).

RECITALS

WHEREAS, UNGS is a publicly traded corporation trading on the OTC:PINK under the stock symbol UNGS; and

WHEREAS, WHITE OAK LAND AND MINERALS DEVELOPMENT (the “Original Holder”) is the legal and beneficial Owner of a CONVERTIBLE PROMISSORY NOTE issued by UNGS dated OCTOBER 11, 2012 a true and correct copy of which is attached hereto at Exhibit 1 (hereinafter the “Original CONVERTIBLE NOTE”); and

WHEREAS, the Original Holder sold to Darling Capital, LLC effective February 1, 2017 (“Effective Date”) the Original Convertible NOTE representing $9,200.00 of the principal on that date (the “Purchased Debt”) pursuant to the terms of a Securities Transfer Agreement; and

WHEREAS, the Holder, the Original Holder and UNGS are concurrently entering into a Securities Transfer Agreement confirming the Purchase of a portion of the Purchased debt among other things.

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AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, UNGS, intending to be legally bound hereby, restates Original $9,200.00 of the Original Convertible note plus accrued interest as follows:

1.	RESTATEMENT OF ORIGINAL NOTE OBLIGATIONS. UNGS’s obligations under the Original Convertible note dated OCTOBER 11, 2012 shall be due and payable to Darling Capital, LLC, rather than WHITE OAK LAND AND MINERALS DEVELOPMENT, to the extent of $9,200.00 in principal and $1,206.73 Interest of such NOTE. All other obligations relative to such principal and interest balance set forth in the NOTE shall hereafter apply in favor of Darling Capital, LLC, with respect to such $9,200.00 principal balance after February 1, 2017 Except to the extent stated herein and provided by the Securities Transfer Agreement executed herewith, all of the terms of the Original NOTE shall apply to this Replacement NOTE, which terms are incorporated herein by this reference. The Maturity Date of this Replacement NOTE shall be November 30, 2017.

2.	ABSOLUTE OBLIGATION. Except as expressly provided herein, no provision of this Replacement NOTE shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest or / and liquidated damages, as applicable on this Agreement at the time, place, and rate, and in the coin or currency, herein prescribed. This Agreement is a direct debt obligation of the Company. This Agreement ranks pari passu with all other Debt holders now or hereafter issued under the terms set forth herein.

3.	EVENTS OF DEFAULT. If any of the following events of default (each, an “Event of Default”) shall occur if:

3.1. Failure to Pay Principal or Interest. The Company fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

3.2. Conversion Shares The Company fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Company directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Company to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Company to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Company’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Company to the Holder within forty eight (48) hours of a demand from the Holder.

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3.3. Breach of Covenants. The Company breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Company from the Holder.

3.4. Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.5. Receiver or Trustee. The Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6. Judgments. Any money judgment, writ or similar process shall be entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $30,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld

3.7. Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company.

3.8. Delisting of Common Stock. The Company shall fail to maintain the listing of the Common Stock on at least one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

3.9. Failure to Comply with the Exchange Act. The Company shall fail to comply in any material respect with the reporting requirements of the Exchange Act; and/or the Company shall cease to be subject to the reporting requirements of the Exchange Act.

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3.10. Liquidation. Any dissolution, liquidation, or winding up of Company or any substantial portion of its business.

3.11. Cessation of Operations. Any cessation of operations by Company or Company admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due.

3.12. Maintenance of Assets. The failure by Company to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

3.13. Financial Statement Restatement. The restatement of any financial statements filed by the Company with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.14. Reverse Splits. The Company effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

3.15. Reserve Increase and Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower. Additionally, In the event that the Share Reserve has been depleted and Borrower Fails to cause the increase of the number of shares within 3 business days of the reserve being depleted.

3.16. Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Company of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements” means, collectively, all agreements and instruments between, among or by: (1) the Company, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term “Other Agreements” shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Company to the Holder.

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Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 3.2, THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE COMPANY SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT SUM (AS DEFINED HEREIN); MULTIPLIED BY (Z) TWO (2). Upon the occurrence and during the continuation of any Event of Default specified in Sections 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due on this Note upon a Trading Market Prepayment Event pursuant to Section 1.7 or upon acceleration), 3.3, 3.4, 3.6, 3.8, 3.9, 3.11, 3.12, 3.13, 3.14, and/or 3. 15 exercisable through the delivery of written notice to the Company by such holders (the “Default Notice”), and upon the occurrence of an Event of Default specified the remaining sections of Articles III (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 3,1 hereof), the Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Sum”) or the “parity value” of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum in accordance with Article I, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the “Conversion Date” for purposes of determining the lowest applicable Conversion Price, unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest Closing Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Company fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Company remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Company equal to the Default Amount divided by the Conversion Price then in effect.

4. GOVERNING LAW AND VENUE: This Agreement shall be governed and interpreted solely in accordance with the laws of the State of New York, and applicable U.S. federal law, if any, and in each case without regard to their choice of laws principles. In the event of a dispute between the parties, the parties agree to the exclusive jurisdiction of the federal and state courts of New York located in the City of New York and agree not to challenge the venue of such action based on forum non conveniens or on any similar theory.

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5. LEGAL FORM: The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement; that this Agreement and all exhibits hereto have been jointly drafted and that any ambiguity in the terms of such agreements shall not be construed against either party based on the author of the language that is deemed to be ambiguous.

6. SEVERABLE. In the event that any provision of this Agreement is invalid or enforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

7. ATTORNEYS’ FEES AND COSTS TO PREVAILING PARTY. In the event that litigation or arbitration arises between the parties to this Agreement pertaining to this Agreement, including, but not limited to, the interpretation or enforcement of its terms, the prevailing party in such litigation shall be entitled to an award of its reasonable attorneys’ fees and costs incurred in connection with such action or proceeding.

8. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

Remainder of page intentionally left blank. Signature page to follow

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the February 1, 2017

HOLDER: Darling Capital LLC

By:	/s/ Yehuda Marrus
Name:	Yehuda Marrus
Title:	President.

COMPANY: SYLIOS CORP

By:	/s/ Wayne Anderson
Name:	Wayne Anderson
Title:	President

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